UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 30, 2008
Date of Report
(Date of earliest event reported)
MIDDLEBROOK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20425 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (ZIP Code)
Registrant’s telephone number, including area code: (301) 944-6600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On October 30, 2008, MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook”) entered into a lease agreement (the “Lease Agreement”) with Maguire Partners — Solana Limited Partnership for 14,971 square feet of office space located at 7 Village Circle, Westlake, Texas. The lease term will commence on or about November 7, 2008 and expires five years after commencement. Annual base rent for the facility will equal $366,789 for the first year of the lease term. Annual rent will increase to $374,275 in year two, $381,761 in year three, $389,246 in year four, and $396,732 in year five of the lease term.
          The Lease Agreement also provides that the Company has the option to renew the lease for one five-year renewal period on the same terms and conditions as provided by the Lease Agreement. Annual rent during the renewal period will equal the fair market value per square foot of the leased premises, as determined in accordance with the Lease Agreement.
     The foregoing description of the Lease Agreement is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description
10.1	Lease Agreement dated October 30, 2008 between Maguire Partners — Solana Limited Partnership and MiddleBrook Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: November 4, 2008	By:	/s/ Dave Becker
Dave Becker
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
10.1	Lease Agreement dated October 30, 2008 between Maguire Partners —Solana Limited Partnership and MiddleBrook Pharmaceuticals, Inc.

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